ALLEGHENY ENERGY SUPPLY COMPANY, LLC AND SUBSIDIARIES

                           Consolidated Balance Sheets

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

                                                                                                      As of December 31,
                                                                                               ---------------------------------
(In thousands)                                                                                      2004              2003
----------------------------------------------------------------------------------------       ---------------  ----------------
ASSETS

 Current Assets:
   Cash and cash equivalents............................................................               $89,885          $251,216
   Accounts receivable:
     Wholesale and other................................................................                16,791            20,945
     Allowance for uncollectible accounts...............................................               (2,511)           (2,903)
   Materials and supplies...............................................................                47,603            54,791
   Fuel                                                                                                 45,873            37,794
   Deferred income taxes................................................................                27,017            15,317
   Prepaid taxes........................................................................                16,406            16,938
   Assets held for sale (Note 4)........................................................                 2,237                --
   Commodity contracts..................................................................                13,523            31,640
   Collateral deposits..................................................................                98,427            51,175
   Restricted funds.....................................................................               202,235           107,504
   Other................................................................................                 6,024            12,264
                                                                                               ---------------  ----------------
        Total current assets............................................................               563,510           596,681
                                                                                               ---------------  ----------------

Property, Plant and Equipment, Net:
   Generation...........................................................................             4,715,080         5,656,369
   Transmission.........................................................................                77,777            78,233
   Other................................................................................                19,426            15,615
   Accumulated depreciation.............................................................           (2,230,224)       (2,200,197)
                                                                                               ---------------  ----------------
      Subtotal..........................................................................             2,582,059         3,550,020
   Construction work in progress........................................................                48,941            68,276
                                                                                               ---------------  ----------------
        Total property, plant and equipment, net........................................             2,631,000         3,618,296
                                                                                               ---------------  ----------------

Investments and Other Assets:
   Assets held for sale (Note 4)........................................................               153,299                --
   Goodwill.............................................................................               367,287           367,287
   Investment in unconsolidated affiliate...............................................                26,052            27,038
   Other................................................................................                18,855            18,025
                                                                                               ---------------  ----------------
        Total investments and other assets..............................................               565,493           412,350
                                                                                               ---------------  ----------------

Deferred Charges:
   Commodity contracts..................................................................                 3,667             5,536
   Deferred income taxes................................................................                37,626                --
   Other................................................................................                29,192            74,619
                                                                                               ---------------  ----------------
       Total deferred charges ..........................................................                70,485            80,155
                                                                                               ---------------  ----------------

Total Assets............................................................................            $3,830,488        $4,707,482
                                                                                               ---------------  ----------------

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          See accompanying Notes to Consolidated Financial Statements.

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           ALLEGHENY ENERGY SUPPLY COMPANY, LLC AND SUBSIDIARIES

                     Consolidated Balance Sheets (Continued)

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

                                                                                                      As of December 31,
                                                                                               ---------------------------------

(In thousands)                                                                                       2004             2003
--------------------------------------------------------------------------------------------   ----------------  --------------
LIABILITIES AND MEMBERS' EQUITY

Current Liabilities:
   Long-term debt due within one year...................................................                 $9,785         $350,000
   Accounts payable.....................................................................                105,554          133,244
   Accounts payable to affiliates, net..................................................                  3,029            9,310
   Accrued taxes........................................................................                 23,871           22,912
   Commodity contracts..................................................................                 40,835           41,486
   Accrued interest.....................................................................                 37,422           32,109
   Other ...............................................................................                 12,890           82,304
                                                                                               ----------------  ---------------
      Total current liabilities.........................................................                233,386          671,365
                                                                                               ----------------  ---------------

Long-term Debt (Note 3).................................................................              2,778,302        2,834,479

Deferred Credits and Other Liabilities:
   Commodity contracts..................................................................                 56,501           61,125
   Investment tax credit................................................................                 56,997           59,434
   Deferred income taxes................................................................                     --          171,294
   Other ...............................................................................                120,992           98,344
                                                                                               ----------------  ---------------
      Total deferred credits and other liabilities......................................                234,490          390,197
                                                                                               ----------------  ---------------

Commitments and Contingencies (Note 21)

Minority Interest.......................................................................                 46,055           42,669

Members' Equity.........................................................................                538,255          768,772

                                                                                               ----------------  ---------------
Total Liabilities and Members' Equity...................................................             $3,830,488       $4,707,482
                                                                                               ----------------  ---------------


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          See accompanying Notes to Consolidated Financial Statements.